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EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Qualified Stock Plan of AP Pharma, Inc. of our report dated February 24, 2006, with respect to the 2005 financial statements and schedule of A.P. Pharma, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Palo Alto, California
August 6, 2008